Exhibit 99.1

STRATEGIC PARTNERSHIP Accelerating U.S. Defense & Homeland Security Adoption of Autonomous Drone Technologies Partnership Overview Ondas Holdings Inc., through its subsidiary American Robotics, and Mistral Inc., a Maryland-based government contractor and business development firm, have formed a strategic partnership to accelerate the deployment of Ondas’ autonomous drone platforms—Iron Drone Raider and Optimus System—across U.S. defense, homeland security, and public safety sectors. Mistral brings over 30 years of experience in federal sales, FMS, and integration, and will lead U.S. business development efforts, leveraging established relationships and contracting pathways to support government adoption. Parties Involved: Ondas Holdings Inc. (NASDAQ: ONDS) via subsidiary American Robotics Inc. Mistral Inc., Maryland-based government contractor and business development firm

Platforms: Optimus System: FAA-certified, drone-in-a-box platform for persistent ISR, perimeter monitoring, and emergency response Iron Drone Raider: AI-powered counter-UAS interceptor with GPS-free operation and zero-collateral hard-kill capability Autonomous Technology Leader Strategic Edge: • Combat-ready and deployable • Fully autonomous, true BVLOS operations from remote command centers • Integrated “Continuum of Autonomy” combining AI, automation, and mission resilience Markets: • Defense, homeland security, public safety, critical infrastructure, smart cities Trusted Government Channel Partner Capabilities: • 30+ years of experience in U.S. government sales, FMS, licensing, and integration • Deep network across DoD, DHS, DOJ, state and local law enforcement • Program management, logistics, and compliance expertise Strategic Role: • Lead U.S. business development for Optimus and Raider platforms • Fast-track government adoption via pre-qualified relationships and contracting pathways

Strategic Outcomes National Security Impact: • Rapid delivery of aerial security and ISR capabilities to military, law enforcement, and critical infrastructure operators • Enhanced protection against drone-borne threats and national event vulnerabilities (e.g., World Cup, Olympics) Business Impact: • Strengthened position as a next-generation prime contractor for AI-based airspace security and automation • Accelerated revenue growth and U.S. footprint for Ondas Autonomous Systems www.ondas.com | www.american-robotics.com | www.mistralinc.com Forward-Looking Statements Statements made in this fact sheet that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed in our most recent Annual Report on Form 10-K and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.